SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 21, 2001

DIGIMARC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-28317 (Commission File Number)	94-3342784 (IRS Employer Identification No.)

19801 S.W. 72ND AVENUE, SUITE 100, TUALATIN, OREGON (Address of Principal Executive Offices)	97062 (Zip Code)

(503) 885-9699
(Registrant’s Telephone Number, Including Area Code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     From November 29, 2001 through December 1, 2001, Polaroid Corporation and Polaroid ID Systems, Inc., each debtors and debtors-in-possession in cases pending under Chapter 11 of the federal bankruptcy code, conducted an auction of all of the assets, and certain liabilities, of Polaroid Corporation, Polaroid ID Systems, Inc. and certain affiliates of Polaroid Corporation used primarily in the United States government identification systems business and foreign government digital identification systems business. At the auction, we were determined to be the highest and best bidder. As a result, the United States Bankruptcy Court for the District of Delaware approved the sale of the assets to us on December 3, 2001 and we executed an asset purchase agreement with the debtors on December 4, 2001. A press release announcing our successful bid was issued on December 3, 2001. A complete copy of that press release was filed as Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on December 7, 2001.

     On December 21, 2001, we consummated, through our wholly-owned subsidiary, Digimarc ID Systems, LLC and certain of its wholly-owned subsidiaries, the purchase of certain assets used primarily in the United States government identification systems business and foreign government digital identification systems business of Polaroid Corporation, Polaroid ID Systems, Inc. and certain other affiliated entities of Polaroid Corporation. As part of the transaction, we also assumed certain liabilities of Polaroid Corporation, Polaroid ID Systems, Inc. and certain other affiliated entities of Polaroid Corporation. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

     Upon consummation of the transaction on December 21, 2001, we also issued a press release regarding the transaction. A complete copy of our press release, dated December 21, 2001, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     In consideration of the assets we acquired, we paid to Polaroid Corporation $56.5 million in cash as well as provided interim business funding of $1.65 million. We also agreed to pay all prepetition cure amounts, or to reach some other consensual arrangement with particular non-debtor parties, to cure defaults under designated contracts assumed and assigned to us by Polaroid Corporation, Polaroid ID Systems, Inc. and certain affiliates of Polaroid Corporation. The source of the funds used by us in this transaction was cash we had on hand. Prior to this transaction, neither we nor our subsidiaries, our directors, our officers or associates of our directors and officers had a material relationship with Polaroid Corporation, Polaroid ID Systems, Inc. or other affiliates of Polaroid Corporation.

     Among the assets we acquired pursuant to the terms of the Asset Purchase Agreement are all personal property, equipment, trade fixtures, supplies and other tangible property, customer contracts and intellectual property owned by or licensed to Polaroid Corporation, Polaroid ID Systems, Inc. and certain affiliates of Polaroid Corporation and used primarily in the businesses that we acquired. We also acquired all of the inventories used in connection with the businesses, including all raw materials, components, work in process and unfinished and finished goods inventories. These assets were used in connection with the United States government identification systems business and foreign government digital identification systems business of Polaroid Corporation, Polaroid ID Systems, Inc. and certain affiliates of Polaroid Corporation and we intend to continue to use these assets for such purposes.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) We intend to file the financial statements required by this Item 7 of Form 8-K in an amendment to this report on Form 8-K within 60 days of January 5, 2002.

(c)	Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Asset Purchase Agreement, dated as of December 4, 2001, by and among Polaroid Corporation, Polaroid ID Systems, Inc. and Digimarc Corporation.

99.1	Press Release issued by Digimarc Corporation, dated December 21, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION

Date: January 2, 2001	By: /s/ E.K. Ranjit

E.K. Ranjit Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1	Asset Purchase Agreement, dated as of December 4, 2001, by and among Polaroid Corporation, Polaroid ID Systems, Inc. and Digimarc Corporation.

99.1	Press Release issued by Digimarc Corporation, dated December 21, 2001.